UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 25, 2006

(Date of earliest event reported)

CHEMOKINE THERAPEUTICS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 25, 2006, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing that it closed a previously announced transaction with Pharmaceutical Product Development, Inc. (“PPD”) and re-acquired its licensing rights on its compound CTCE-0214.  PPD will retain an interest in the CTCE-0214 program through potential future milestone payments.  In re-acquiring the licensing rights, the Company paid to PPD US$100,000 cash and will potentially pay up to US$2.5 million in milestone payments.  As part of the transaction, PPD converted its 2,000,000 convertible preferred shares into 2,000,000 common shares and sold the common shares to third-party investors. The Company paid a US $237,600 fee to PPD to facilitate the sale of the common shares.  After the close of this transaction, there are currently no preferred shares outstanding.  A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number

Description of Exhibit

99.1

Press release dated May 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemokine Therapeutics Corp.

Date:

May 30, 2006

By:  /s/ David Karp

David Karp

Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

Description of Exhibit

99.1

Press release dated May 25, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS CLOSES TRANSACTION TO

RE-ACQUIRE LICENSING RIGHTS TO CTCE-0214 FROM PPD

Vancouver, BC (May 25, 2006) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI; OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, announced today that it has closed a previously announced transaction with Pharmaceutical Product Development, Inc. (“PPD”) and re-acquired its licensing rights on its compound CTCE-0214.  PPD will retain an interest in the CTCE-0214 program through potential future milestone payments.

In re-acquiring the licensing rights, Chemokine paid to PPD US$100,000 cash and will potentially pay up to US$2.5 million in milestone payments as follows:  US$250,000 cash upon the dosing of the first subject in a phase III clinical trial of CTCE-0214; US$250,000 cash upon filing a New Drug Application with the United States Food and Drug Administration (“FDA”) with respect to CTCE-0214; US$1,000,000 cash upon approval by the FDA of CTCE-0214 for any therapeutic use; and 50 percent of the first net sales of CTCE-0214 up to US$1,000,000.

As part of the transaction, PPD converted its 2,000,000 convertible preferred shares into 2,000,000 common shares and sold the common shares to third-party investors.  In connection with the sale of the common shares, the Company paid a US$237,600 fee to PPD to facilitate the sale of the common shares.  After the close of this transaction, there are currently no preferred shares and 42,183,748 common shares of the Company outstanding.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, and stem cells, as well as tissue repair and regeneration. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development. For more information, please visit the Company’s website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Elite Financial Communications Group

Chemokine Investor Relations

Dodi Handy

President & CEO

Phone: 407.585.1080

E-mail: chkt@efcg.net